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                                                                   Exhibit 10.3


                                BUILDING LEASE

     THIS BUILDING LEASE is made on 28 day of May, 1999, by G.S. FUNDING GROUP, L.C., ("Landlord"), and PARTSBASE.COM, a Florida Corporation ("Tenant").

1. AGREEMENT

     Landlord Leases the premises (as that term is defined in paragraph 2) to Tenant, and Tenant Leases the premises from Landlord, according to this Lease.

2. PREMISES

     The premises are the land and building commonly known as: 7171 NORTH FEDERAL HIGHWAY, BOCA RATON, FLORIDA, 33432, PALM BEACH COUNTY, STATE OF FLORIDA, and more particularly described as: 1st Floor of said building consisting of approximately 4600 s.f.+\-

     The premises include the heating, ventilating, and air conditioning systems and the mechanical, electrical, and plumbing systems serving the premises. Tenant accepts the Premises in its' "As-Is" condition.

     Landlord shall also provide Tenant with the use of 20 workstations for use by Tenant throughout the Term of this Lease. The workstations shall be installed by Tenant at Tenant's own cost. Tenant shall pay Landlord the sum of One Dollar ($1.00) per month for the use of the workstations. Tenant shall maintain the workstations and return same to Landlord in its current condition, reasonable wear and tear excepted.

3. TERM

     (a) Initial Term. The term of this Lease will be two years (2), beginning on June 1, 1999, and expiring on May 31, 2001.

     (b) Option to Extend. Tenant may extend the term for an additional two year (2) period by written notice of its election to do so given to Landlord at least ninety days (90) prior to the expiration date. The terms and conditions of the Lease applicable at the expiration date will govern the extended term; however, Tenant will have no further right to extend the term after the renewal period. The renewal rate beginning on June 1, 2001 shall be $22.00 per square foot annually during the two year (2) period. Tenant will not have any rights under this paragraph 3(b) if (1) an event of default exists on the expiration date or on the date on which the Tenant gives its notice.

     (c) Option to Terminate. Tenant shall have the right to terminate this Lease at any time after the first twelve months provide that Tenant is not in default under the terms of this Lease as described herein and upon first giving Landlord ninety (90) days written notice of its intent to terminate and upon payment of a twenty thousand ($20,000.00) dollar termination fee.


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4. RENT

     Tenant will pay Landlord the sum of $16.00 per square foot during the first year of the Lease and $20.00 per square foot during the second year (the "Monthly Rent") in equal consecutive monthly installments on or before the first day of each month during the term of this Lease. The Monthly Rent will be paid in advance at the address specified for Landlord in paragraph 23(f) or such other place as Landlord designates, without prior demand and without any abatement, deduction or set off. If the commencement date occurs on a day other than the first day of a calendar month, or if the expiration date occurs on a day other than the last day of a calendar month, then the monthly rent for the fractional month will be prorated on a daily basis.

5. TAXES

     Obligation for Payment. Landlord will pay all real estate taxes and assessments assessed, levied, confirmed, or imposed during the term of this Lease, against the Premises. Tenant shall be obligated to pay all personal property taxes. Tenant shall be responsible for paying any state sales tax.

6. UTILITIES

     Tenant will pay one half of Landlords' expenses for all, electricity, light, heat, power used by Tenant to the premises during the term, whether or not the services are billed directly to Tenant. Landlord will furnish to Tenant a copy of the prior monthly utility bill for payment. Payment shall be made within ten days (10) of presentment. Tenant will also procure, or cause to be procured, without cost to Landlord, any and all necessary permits, licenses, or other authorizations required for the lawful and proper use of the premises by Tenant. Landlord, upon request of Tenant, and at the sole expense and liability of Tenant, will join with Tenant in any application required for obtaining or continuing any of the services. All other services necessary or required by Tenant, including but not limited to janitorial service to the Premises, office maintenance, shall be the responsibility of Tenant. Landlord shall incur the cost of all common area maintenance expenses.

7. INSURANCE

     (a) "All-Risk" Coverage. Tenant will, at its sole expense, obtain and keep in force, during the term of this Lease, "all-risk" coverage insurance (including wind and flood insurance) naming Landlord and Tenant as their interests may appear and other parties that Landlord or Tenant may designate as additional insures in the customary form in the City of Boca Raton for buildings and improvements of similar character, on all buildings and improvements now or after this date located on the premises. Landlord and Tenant agree that the value of the existing building on the premises is Five Hundred Thousand and No\100 Dollars ($500,000.00).

     (b) General Liability. Tenant will, at its sole expense, obtain and keep in force during the term of this Lease commercial general liability insurance with a combined single limit of not less than Five Hundred Thousand Dollars ($500,000.00) for injury to or death of any one person, for injury to or death of any number of persons in one occurrence, and for damage to property, insuring

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against any and all liability of Landlord and Tenant, including without limitation coverage for contractual liability, broad form property damage, and non-owned automobile liability, with respect to the premises or arising out of the maintenance, use, or occupancy of the premises. The insurance will insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and damage to property set forth in paragraph 18. The insurance will be noncontributing with any insurance that may be carried by Landlord and will contain a provision that Landlord, although named as an insured, will nevertheless be entitled to recover under the policy for any loss, injury, or damage to Landlord, its agents, and employees, or the property of such persons.

     (c) Other Matters. All insurance required in this paragraph and all renewals of it will be issued by companies authorized to transact business in the State of Florida, and rated at least A+ Class X by Best's Insurance Reports (property liability) or approved by Landlord. All insurance policies will be subject to approval by Landlord and any lender as to form and substance; will expressly provide that the policies will not be canceled or altered without
(30) days' prior written notice to Landlord and any Lender, in the case of "all-risk" coverage insurance, and to Landlord, in the case of general liability insurance; and will, to the extent obtainable, provide that no act or omission of Tenant which would otherwise result in forfeiture or reduction or the insurance will affect or limit the obligation of the insurance company to pay the amount of any loss sustained. Tenant may satisfy its obligation under this paragraph by appropriate endorsements of its blanket insurance policies.

     (d) Additional Insures. All policies of liability insurance that Tenant is obligated to maintain according to this Lease (other than any policy of workmen's compensation insurance) will name Landlord and such other persons or firms as Landlord specifies from time to time as additional insures. Original or copies of original policies (together with copies of the endorsements naming Landlord, and any others specified by Landlord, as additional insures) and evidence of the payment of all premiums of such policies will be delivered to Landlord prior to Tenant's occupancy of the premises and from time to time at least thirty (30) days prior to the expiration of the term of each policy. All public liability, property damage liability, and casualty policies maintained by Tenant will be written as primary policies, not contributing with and not in excess of coverage that Landlord may carry. No insurance required to be maintained by tenant by this paragraph will be subject to any deductible without Landlord's prior written consent.

8. USE

     The premises will be used only for GENERAL OFFICE and no other purpose. Any other use of the premises without Landlord's consent shall be deem a default under this lease and Landlord shall avail itself to the default remedies of paragraph 22 herein.

9. COMPLIANCE WITH LAWS

     (a) Tenant's Obligations. Tenant will not use or occupy, or permit any portion of the premises to be used or occupied:

            (1) in violation of any law, ordinance, order, rule, regulation, certificate of
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occupancy, or other governmental requirement;

            (2)    for any disreputable business or purpose; or

            (3) in any manner or for any business or purpose that creates risk of fire or other hazards, or that would in any way violate, suspend, void, or increase the rate of fire or liability or any other insurance of any kind at any time carried by Landlord upon all or any part of the building in which the premises are located or its contents.

Tenant will comply with all laws, ordinances, orders, rules, regulations, and other governmental requirements relating to the use, condition, or occupancy of the premises, and all rules, orders, regulations, and requirements of the board of fire underwriters or insurance service office, or any other similar body, having jurisdiction over the building in which the premises are located.

Landlord represents that to the best of Landlord's knowledge no current environmental problems exist.

     (b)    Tenant's Obligations with Respect to Environmental Laws.

            (1) Tenant and the premises will remain in compliance with all applicable laws, ordinances, and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including those statutes, laws, regulations, and ordinances identified in subparagraph (7), all as amended and modified from time to time (collectively, "environmental laws"). All governmental permits relating to the use or operation of the premises required by applicable environmental laws are and will remain in effect, and tenant will comply with them.

            (2) Tenant will not permit to occur any release, generation, manufacture, storage, treatment, transportation, or disposal of "hazardous material," as that term is defined in subparagraph (7), on, in, under, or from the premises. Tenant will promptly notify Landlord, in writing, if Tenant has or acquires notice or knowledge that any hazardous material has been or is threatened to be released, discharged, disposed or, transported, or stored on, in, under, or from the premises; and if any hazardous material is found on the premises, Tenant, at its own cost and expense, will immediately take such action as is necessary to detain the spread of and remove the hazardous material to the complete satisfaction of Landlord and the appropriate governmental authorities.

            (3) Tenant will immediately notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices relating to the condition of the premises or compliance with environmental laws. Tenant will promptly cure and have dismissed with prejudice any of those actions and proceedings to the satisfaction of Landlord. Tenant will keep the premises free of any lien imposed pursuant to any environmental laws.

            (4) Landlord will have the right at all reasonable times and from time to time to conduct environmental audits of the premises, and Tenant will cooperate in the conduct of those audits. The audits will be conducted by a consultant of Landlord's choosing, and if any hazardous

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material is detected or if a violation of any of the warranties, representations, or covenants contained in this paragraph is discovered, the fees and expenses of such consultant will be borne by Tenant and will be paid as additional rent under this Lease on demand by Landlord.

            (5) If Tenant fails to comply with any of the foregoing warranties, representations, and covenants, Landlord may cause the removal (or other cleanup acceptable to Landlord) of any hazardous material from the premises. The costs of hazardous material removal and any other cleanup (including transportation and storage costs) will be additional rent under this Lease, whether or not a court has ordered the cleanup, and those costs will become due and payable on demand by Landlord. Tenant will give Landlord, its agents, and employees access to the premises to remove or otherwise clean up any hazardous material. Landlord, however, has no affirmative obligation to remove or otherwise clean up any hazardous material, and this Lease will not be construed as creating any such obligation.

            (6) Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord and at Tenant's sole cost), and hold Landlord and Landlord's affiliates, shareholders, directors, officers, employees, and agents free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements, or expenses of any kind (including attorneys' and experts' fees and expenses and fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding) that may at any time be imposed upon, incurred by, or asserted or awarded against Landlord or any of them in connection with or arising from or out of:

            (A) any hazardous material on, in, or affecting all or any portion of the premises;

            (B) any misrepresentation, inaccuracy, or breach or any warranty, covenant, or agreement contained or referred to in this paragraph;

            (C) any violation or claim of violation by Tenant of any environmental law; or

            (D) the imposition of any lien for the recovery of any costs for environmental cleanup or other response costs relating to the release or threatened release of hazardous material.

This indemnification is the personal obligation of Tenant and will survive termination of this Lease. Tenant, its successors, and assigns waive, release, and agree not to make any claim or bring any cost recovery action against Landlord under CERCLA, as that term is defined in subparagraph (7), or any state equivalent or any similar law now existing or enacted after this date. To the extent that Landlord is strictly liable under any such law, regulation, ordinance, or requirement, Tenant's obligation to Landlord under this indemnity will also be without regard to fault on the part of Tenant with respect to the violation or condition that results in liability to Landlord.

            (7)    For purposes of this Lease, "hazardous material" means:

            (A) "hazardous substances" or "toxic substances" as those terms are defined by

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the Comprehensive Environmental Response, Compensation, and Liability Act
(CERCLA), 42 U.S.C. # 9601, et seq., or the Hazardous Materials Transportation Act, 49 U.S.C. # 1802, both as amended to this date and as amended after this date;

            (B) "hazardous wastes," as that term is defined by the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. # 6902, et seq., as amended to this date and as amended after this date;

            (C) any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste substance or material, all as amended to this date or as amended after this date;

            (D) crude oil or any fraction of it that is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute);

            (E) any radioactive material, including any source, special nuclear, or by-product material as defined at 42 U.S.C. # 2011, et seq., as amended to this date or as amended after this date;

            (F)    asbestos in any form or condition; and

            (G) polychlorinated biphenyls (PCB's) or substances or compounds containing PCB's.

10. ASSIGNMENTS AND SUBLEASES

     Without Landlord's prior written consent, which Landlord agrees will not be unreasonably withheld or delayed, Tenant will neither assign this Lease in whole or in part nor sublease all or part of the premises.

11. REPAIRS AND MAINTENANCE

     Tenant will, at is sole cost and expense, maintain the premises and make repairs, restorations, replacements and build out to the Lease Space, to suit Tenant's use under this Lease and to preserve them in good working order and condition and regardless of whether the repairs, restorations, and replacements are ordinary or extraordinary, foreseeable or unforeseeable, or the fault or not the fault of Tenant, its agents, employees, invitees, visitors, or contractors. All repairs, restorations, and replacements will be in quality and class equal to the original work or installations. If Tenant fails to make repairs, restorations, or replacements, Landlord may make them at the expense of Tenant and the expense will be collectible as additional rent to be paid by Tenant within fifteen (15) days after delivery of a statement for the expense. In the event any repair is required pursuant to this paragraph 11, and said repair inures to the benefit of Landlord as well as Tenant, Tenant shall only be liable for Tenant's prorata share of said expense. Landlord shall contribute its

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prorata share as may be necessary.

12. ALTERATIONS

     Tenant will not make any alterations, additions, or improvements to the premises without Landlord's prior written consent; however, Landlord's prior written consent will not be necessary for any alteration, addition, or improvement which:

            (a) costs less than Five Thousand Dollars ($5,000.00) including labor and materials;

            (b) does not change the general character of the premises, or reduce the fair market value of the premises below its fair market value prior to the alteration, addition, or improvement;

            (c) is made with due diligence, in a good and workmanlike manner, and in compliance with the laws, ordinances, orders, rules, regulations, certificates of occupancy, or other governmental requirements described in paragraph 9;

            (d)    is promptly and fully paid for by Tenant; and

            (e) is made under the supervision of an architect or engineer reasonably satisfactory to Landlord and in accordance with plans and specifications and cost estimates approved by Landlord.

Landlord may designate a supervising architect to assure compliance with the provisions of this paragraph, and if it does, Tenant will pay the supervising architect's charges. Subject to Tenant's rights in paragraph 13, all alterations, additions, fixtures, and improvements, whether temporary or permanent in character, made in or upon the premises by Tenant, will immediately become Landlord's property and at the end of the term of this Lease will remain on the premises without compensation to Tenant. By notice given to Tenant no less than ninety (90) days prior to the end of this Lease, Landlord may require that any alterations, additions, fixtures, and improvements made in or upon the premises be removed by Tenant. In that event, Tenant will remove the alterations, additions, fixtures, and improvements at Tenant's sole cost and will restore the premises to the condition in which they were before the alterations, additions, improvements, and additions were made, reasonable wear and tear excepted.

13. END OF TERM

     At the end of this Lease, Tenant will surrender the premises in good order and condition, ordinary wear and tear excepted. If Tenant is not then in default, Tenant may remove from the premises any trade fixtures, equipment, and movable furniture placed in the premises by Tenant, whether or not the trade fixtures or equipment are fastened to the building. Tenant will not remove any trade fixtures or equipment without Landlord's prior written consent if the trade fixtures or equipment are used in the operation of the building, provided by Landlord to Tenant under this lease

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or if the removal of the fixtures or equipment will impair the structure of the building. Whether or not Tenant is then in default, Tenant will remove alterations, additions, improvements, trade fixtures, equipment, and furniture that Landlord has requested to be removed in accordance with paragraph 12. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixtures, equipment, furniture, alterations, additions, and improvements not so removed will conclusively be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or to any other person and without obligation to account for them. Tenant will pay Landlord all expenses incurred in connection with Landlord's disposition of such property, including without limitation the cost of repairing any damage to the building or premises caused by removal of the property. Tenant's obligation to observe and perform this covenant will survive the end of this Lease.

14. DAMAGE AND DESTRUCTION

    (a) General. If the premises are damaged or destroyed by reason of fire or any other Tenant related cause, Tenant will immediately notify Landlord and will promptly repair or rebuild the building at Tenant's expense, so as to make the building at least equal in value to the building existing immediately prior to the occurrence and as nearly similar to it in character as is practicable and reasonable. Landlord will apply and make available to pay to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord, after deduction of any costs of collection, including attorneys' fees, for repairing or rebuilding as the same progresses. Payments will be made against properly certified vouchers of a competent architect in charge of the work and approved by Landlord. Landlord will contribute, out of the insurance proceeds, towards each payment to be made by or on behalf of Tenant for the repairing or rebuilding of the building, under a schedule of payments to be made by Tenant and not unreasonably objected to by Landlord, an amount in the proportion to the payment by Tenant as the total net amount received by Landlord from insurers bears to the total estimated cost of the rebuilding or repairing. Landlord, however, may withhold from each amount so to be paid by Landlord fifteen percent (15%) of the amount until the work of repairing or rebuilding is completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to the premises or to Landlord in connection with the repairing or rebuilding. Upon the completion of rebuilding and the furnishing of that proof, the balance of the net proceeds of the insurance will be paid to Tenant. If the proceeds of insurance are paid to the holder of any mortgage on Landlord's interest in the premises, Landlord will make available net proceeds of the insurance in accordance with the provisions of this paragraph. Before beginning repairs or rebuilding, or letting any contracts in connection with repairs or rebuilding, Tenant will submit for Landlord's approval, which approval Landlord will not unreasonably withhold or delay, complete and detailed plans and specifications for the repairs or rebuilding. Promptly after receiving Landlord's approval of those plans and specifications, Tenant will begin the repairs or rebuilding and will prosecute the repairs or rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Tenant's reasonable control. Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the premises are reoccupied for any purpose. The repairs or rebuilding will be completed free and clear of mechanics' or other liens, and in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any state, municipal, or other public


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authority affecting the repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body, and of any liability insurance company insuring Landlord against liability for accidents related to the premises. Any remaining proceeds of insurance after the restoration will be Tenant's property.

     In the event that Tenant's Leases Space is damaged due to the actions of Landlord, its agent, licenses, invitees or guest, Tenant shall be entitled to a rent abatement for the period of time in which Tenant is prevented for the use of the Lease Space. In addition, Landlord shall restore the Lease Space to the condition in which Tenant occupied prior to the damage, reasonable wear and tear excepted.

      (b) Landlord's Inspection. During the progress of repairs or rebuilding, Landlord and its architects and engineers may from time to time inspect the building and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to the repairs or rebuilding. Tenant will keep all plans, shop drawings, and specifications at the building, and Landlord and its architects and engineers may examine them at all reasonable times. If, during repairs or rebuilding, Landlord and its architects and engineers may examine them at all reasonable times. If, during repairs or rebuilding, Landlord and its architects and engineers determine that the repairs or rebuilding are not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims the repairs or rebuilding do not accord with the approved plans and specifications. Upon the receipt of that notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance according to paragraph 7 will be applicable to any repairs or building under this paragraph.

     (c) Landlord's Costs. The charges of any architect or engineer of Landlord employed to pass upon any plans and specifications and to supervise and approve any construction, or for any services rendered by the architect or engineer to Landlord as contemplated by any of the provisions of this Lease, will be paid by Tenant as a cost of the repair or rebuilding. The fees of such architect or engineer will be those customarily paid for comparable services.

     (d) No Rent Abatement. Monthly rent and additional rent will not abate pending the repairs or rebuilding except to the extent to which Landlord receives a net sum as proceeds of any rent insurance.

15. CONDEMNATION

     (a) Total Taking. If, by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right (in either case a "taking"), all of the premises are taken, or if so much of the premises are taken that the premises (even if the restorations described in paragraph 15(b) were to be made) cannot be used by Tenant for the purposes for which they were used immediately before the taking, this Lease will end on the earlier of the vesting of title to the premises in the condemning authority or the taking of possession of the premises by the condemning authority (in either case the "ending date"). If this Lease ends according to this paragraph 15(a), prepaid rent will be appropriately prorated to the ending date. The award in a taking subject to this paragraph 15(a) will be allocated according to paragraph 15(d).

     (b) Partial Taking. If, after a taking, so much of the premises remains that the premises can be used for substantially the same purposes for which they were used immediately before the taking:

          (1) this Lease will end on the ending date as to the part of the premises which is taken;

          (2) prepaid rent will be appropriately allocated to the part of the premises which is taken and prorated to the ending date;

          (3) beginning on the day after the ending date, rent for so much of the premises as remains will be reduced in the proportion of the floor area of the building remaining after the taking to the floor area of the building before the taking;

          (4) at its cost, Tenant will restore so much of the premises as remains to a sound architectural unit substantially suitable for the purposes for which it was used immediately before the taking, using good workmanship and new first class materials, all according to paragraph 12;

          (5) upon the completion of restoration according to clause (6), Landlord will pay Tenant the lesser of the net award made to Landlord on account of the taking (after deducting from the total award attorneys', appraisers', and other costs incurred in connection with obtaining the award, and amounts paid to the holders of mortgages affecting the premises), or Tenant's actual out-of-pocket cost of restoring the premises; and

          (6)  Landlord will keep the balance of the net award.

     (c) Tenant's Award. In connection with any taking subject to paragraph 15(a) or 15(b), Tenant may prosecute its own claim by separate proceedings against the condemning authority for damages legally due to it (such as the loss of fixtures which Tenant was entitled to remove and moving expenses) only so long as Tenant's award does not diminish or otherwise adversely affect Landlord's award.

     (d) Allocation of an Award for a Total Taking. If this Lease ends according to paragraph 15(a), the condemnation award will be paid in the order in this paragraph 15(d) to the extent it is sufficient:

          (1) First, Landlord will be reimbursed for its attorneys' fees, appraisal fees, and other costs incurred in prosecuting the claim for the award.

          (2) Second, any lender whose loan is secured by the premises will be paid the principal balance of its loan, plus accrued and unpaid interest, and any other charges due on payment.

          (3) Third, Landlord will be paid the value at the time of the award of lost rent and the reversion to the extent they exceed the amount paid to Landlord's lender.

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          (4) Fourth, Tenant will be paid its adjusted book value as of the date of the taking of its improvements (excluding trade fixtures) made to the premises. In computing its adjusted book value, improvements will be conclusively presumed to have been depreciated or amortized for federal income tax purposes over their useful lives with a reasonable salvage value.

          (5) Fifth, the balance will be divided equally between Landlord and Tenant.

16. SUBORDINATION

     (a) General. This Lease and Tenant's rights under this Lease are subject and subordinate to any ground Lease or underlying Lease, first mortgage, first deed of trust, or other first lien encumbrance or indenture, together with any renewals, extensions, modifications, consolidations, and replacements of them, which now or at any subsequent time affect the premises, any interest of Landlord in the premises, or Landlord's interest in this Lease and the estate created by this Lease (except to the extent that any such instrument expressly provides that this Lease is superior to it). This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Nevertheless, Tenant will execute, acknowledge and deliver to Landlord, at any time and from time to time, upon demand by Landlord, any documents as may be requested by Landlord, any ground Landlord or underlying lessor, or any mortgagee, or any holder of a deed of trust or other instrument described in this paragraph, to confirm or effect the subordination. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, Landlord, its successors, and assigns will be entitled to execute, acknowledge, and deliver the document on behalf of Tenant as Tenant's as attorney-in-fact. Tenant constitutes and irrevocably appoints Landlord, its successors, and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this paragraph.

     (b) Attornment. If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in subparagraph (a) succeeds to Landlord's interest in the premises, Tenant will pay to it all rents subsequently payable under this Lease. Tenant will, upon request of anyone so succeeding to the interest of Landlord, automatically become the Tenant of, and attorn to, the successor in interest without change in this Lease. The successor in interest will not be bound by (1) any payment of rent for more than one month in advance, (2) any amendment or modification of this Lease made without its written consent, (3) any claim against Landlord arising prior to the date on which the successor succeeded to Landlord's interest, or
(4) any claim or offset of rent against the Landlord. Upon request by the successor in interest and without cost to Landlord or the successor in interest, Tenant will execute, acknowledge, and deliver an instrument or instruments confirming the attornment. The instrument to attornment will also provide that the successor in interest will not disturb Tenant in its use of the premises in accordance with this Lease. If Tenant fails or refuses to execute, acknowledge, and deliver the instrument within twenty (20) days after written demand, the successor in interest will be entitled to execute, acknowledge, and deliver the document on behalf of Tenant as Tenant's as attorney-in-fact. Tenant constitutes and irrevocably appoints the successor in interest as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any document described in this paragraph.

17. LANDLORD'S ACCESS

     Landlord, its agents, employees, and contractors may enter the premises at any time in response to an emergency, and at reasonable hours with notice, to (a) inspect the premises, (b) exhibit the premises to prospective purchasers, lenders, or Tenants within the last 90 days of the Lease, (c) determine whether Tenant is complying with its obligations in this Lease, (d) supply any other service which this Lease requires Landlord to provide, (e) post notices of nonresponsibility or similar notices, or (f) make repairs which this Lease requires Landlord to make; however, all work will be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant waives any claim on account of any injury or inconvenience to Tenant's business, interference with Tenant's business, loss of occupancy or quiet enjoyment of the premises, or any other loss occasioned by the entry. Landlord will at all times have a key with which to unlock all of the doors in the premises (excluding Tenant's vaults, safes, and similar areas designed in writing by Tenant in advance). Landlord will have the right to use any means Landlord may deem proper to open doors in the premises and to the premises in an emergency in order to enter the premises. No entry to the premises by Landlord by any means will be a forcible or unlawful entry into the premises or a detainer of the premises or an eviction, actual or constructive, of Tenant from the premises, or any part of the premises, nor will any entry entitle Tenant to damages or an abatement of rent or other charges which this Lease requires Tenant to pay. Landlord agrees to provide to Tenant 24 hour, 7 days a week access to the Premises, unless prohibited by an emergency, act of God or other such circumstances beyond Landlord's control.

18. INDEMNIFICATION, WAIVER AND RELEASE

     (a) Indemnification. Tenant will indemnify Landlord, its agents, and employees against, and hold Landlord, its agents, and employees harmless from, any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities, judgments, and expenses (including without limitation attorneys' fees and court costs) incurred in connection with or arising from:

          (1) the use or occupancy of the premises by Tenant or any person claiming under Tenant;

          (2) any activity, work, or thing done or permitted or suffered by Tenant in or about the premises;

          (3) any acts, omissions, or negligence of Tenant, any person claiming under Tenant, or the employees, agents, contractors, invitees, or visitors of Tenant or any person;

          (4) any breach, violation, or nonperformance by Tenant, any person claiming under Tenant, or the employees, agents, contractors, invitees, or visitors of Tenant, or any person of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind; or

          (5) except for loss of use of all or any portion of the premises or Tenant's property located within the premises that is proximately caused by or results proximately from the negligence of Landlord, any injury or damage to the person, property, or business of Tenant or its employees, agents, contractors, invitees, visitors, or any other person entering upon the premises under the express or implied invitation of Tenant.

If any action or proceeding is brought against Landlord, its employees, or agents by reason of any claim, Tenant, upon notice from Landlord, will defend the claim at Tenant's expense with counsel reasonably satisfactory to Landlord.

     (b) Waiver and Release. Tenant waives and releases all claims against Landlord, its employees, and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease. In addition, Tenant agrees that Landlord, its agents, and employees will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant's business occasioned by theft; act of God; public enemy; injunction; riot; strike; insurrection; war; court order; requisition; order of governmental body or authority; fire; explosion; falling objects; steam, water, rain or snow; leak or flow of water (including water from the elevator system), rain or snow from the premises or into the premises or from the roof, street, subsurface, or from any other place, or by dampness, or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the building; or from construction, repair, or alteration of the premises or from any acts or omissions of any visitor of the premises; or from any cause beyond Landlord's control.

     (c) Indemnification. Landlord will indemnify Tenant against, and hold Tenant harmless from, any and all demands, claims, causes of action, fines, penalties, damages, losses, liabilities, judgments, and expenses (including without limitation attorneys' fees and court costs) incurred in connection with or arising from:

          (1) any acts, omissions, or negligence of Landlord, any person claiming under Landlord, or the employees, agents, contractors, invitees, or visitors of Landlord or any person;

          (2) any breach, violation, or nonperformance by Landlord, any person claiming under Landlord, or the employees, agents, contractors, invitees, or visitors of Landlord, or any person of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind; or

          (3) except for loss of use of all or any portion of the premises or Tenant's property located within the premises that is proximately caused by or results proximately from the negligence of Landlord, any injury or damage to the person, property, or business of Tenant or its employees, agents, contractors, invitees, visitors, or any other person entering upon the premises under the express or implied invitation of Tenant.

19. SECURITY DEPOSIT

     Tenant has deposited the sum of Twenty-Four Thousand Five Hundred Thirty Three Dollars and 33/100, ($24,533.33) with Landlord as advance rent and for the first four months (4) of this

Lease, the sum of Seven Thousand Six Hundred Sixty-Six Dollars and 66/100 ($7,666.66) as security deposit for Tenant's performance of rent and other obligations under this Lease, and any renewals or extensions of this Lease. If Tenant defaults in its payment of rent or performance of its other obligations under this Lease, Landlord may use all or part of the advance rent or security deposit for the payment of rent or any other amount in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or for the payment to Landlord of any other loss or damage which Landlord may suffer by reason of Tenant's default. If Landlord so uses any portion of the security deposit, Tenant will restore the security deposit to its original amount within five
(5) days after written demand from Landlord. Landlord will not be required to keep the security deposit separate from its general funds, and Tenant will not be entitled to interest on the security deposit. The security deposit will not be a limitation on Landlord's damages or other rights under this Lease, or a payment of liquidated damages, or an advance payment of the rent. If Tenant pays the rent and performs all of its other obligations under this Lease, Landlord will return the unused portion of the security deposit to Tenant within sixty (60) days after the end of the term; however, if Landlord has evidence that the security deposit has been assigned to an assignee of the Lease, Landlord will return the security deposit to the assignee. Landlord may deliver the security deposit to the purchaser of the premises and be discharged from further liability with respect to it.

20. COVENANT OF QUIET ENJOYMENT

     So long as Tenant pays the rent and performs all of its obligations in this Lease, Tenant's possession of the premises will not be disturbed by Landlord, or anyone claiming by, through or under Landlord, or by the holders of the mortgages described in paragraph 16.

21. LIMITATION ON TENANT'S RECOURSE

     Tenant's sole recourse against Landlord, and any successor to the interest of Landlord in the premises, is to the interest of Landlord, and any successor, in the premises. Tenant will not have any right to satisfy any judgment which it may have against Landlord, or any successor, from any other assets of Landlord, or any successor.

     In this paragraph the terms "Landlord" and "successor" include the shareholders, venturers, and partners of Landlord and successor and the officers, directors, and employees of Landlord and successor. The provisions of this paragraph are not intended to limit Tenant's right to seek injunctive relief or specific performance, or Tenant's right to claim the proceeds of insurance (if any) specifically maintained by Landlord for Tenant's benefit.

22. DEFAULT

     (a) Cure. If Tenant fails to pay when due amounts payable under this Lease or to perform any of its other obligations under this Lease within the time permitted for its performance, then Landlord, after ten (10) days' written notice to Tenant (or, in case of any emergency, upon notice or without notice as may be reasonable under the circumstances) and without waiving any of its rights under this Lease, may (but will not be required to) pay the amount or perform the obligation.

     All amounts so paid by Landlord and all costs and expenses incurred by Landlord in connection with the performance of any obligations (together with interest at the prime rate from the date of Landlord's payment of the amount or incurring of each cost or expense until the date of full repayment by Tenant) will be payable by Tenant to Landlord on demand. In the proof of any damages that Landlord may claim against Tenant arising out of Tenant's failure to maintain insurance, Landlord will not be limited to the amount of the unpaid insurance premium but will also be entitled to recover as damages for the breach the amount of any uninsured loss (to the extent of any deficiency in the insurance required by the provisions of this Lease), damages, costs and expenses of suit, including attorneys' fees, arising out of damage to, or destruction of, the premises occurring during any period for which Tenant has failed to provide the insurance.

     (b) Events of Default. The following occurrences are "events of default":

          (1) Tenant defaults in the due and punctual payment of rent, and the default continues for five (5) days after written notice from Landlord; however, Tenant will not be entitled to more than two (2) notices for default in payment of rent during any twelve-month period, and if, within twelve (12) months after any notice, any rent is not paid when due, an event of default will have occurred without further notice;

          (2) Tenant vacates or abandons the premises and has failed to pay rent;

          (3) This Lease or the premises or any part of the premises is taken upon execution or by other process of law directed against Tenant, or is taken upon or subjected to any attachments by any creditor of Tenant or claimant against Tenant, and the attachment is not discharged within fifteen
(15) days after its levy;

          (4) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or is dissolved, or makes an assignment for the benefit of creditors;

          (5) Involuntary proceedings under any bankruptcy laws or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of Tenant's property, and the proceeding is not dismissed or the receivership or trusteeship is not vacated within sixty (60) days after institution or appointment;

          (6) Tenant fails to take possession of the premises on the commencement date of the term; or

          (7) Tenant breaches any of the other agreements, terms, covenants, or conditions that this Lease requires Tenant to perform, and the breach continues for a period of thirty (30) days after written notice by Landlord to Tenant.

     (c) Remedies. If any one or more events of default set forth in paragraph 22(b) occurs, then Landlord may, at its election, either:

          (1) give Tenant written notice of its intention to terminate this Lease on the date of the notice or on any later date specified in the notice, and, on the date specified in the notice, Tenant's right to possession of the premises will cease and the Lease will be terminated, except as to Tenant's liability set forth in this paragraph 22(c)(1), as if the date fixed in the notice were the end of the term of this Lease. If this Lease is terminated pursuant to the provisions of this subparagraph (1), Tenant will remain liable to Landlord for damages in an amount equal to the rent and other sums that would have been owing by Tenant under this Lease for the balance of the term if this Lease had not been terminated, less the net proceeds, if any, of any reletting of the premises by Landlord subsequent to the termination, after deducting all Landlord's expenses in connection with reletting, including without limitation the expenses set forth in paragraph 22(c)(2). Landlord will be entitled to collect damages from Tenant monthly on the days on which the rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord will be entitled to receive damages from Tenant on each day. Alternatively, at the option of Landlord, if this Lease is terminated, Landlord will be entitled to recover from Tenant: or;

          (2) without demand or notice, re-enter and take possession of the premises or any part of the premises; repossess the premises as of the Landlord's former estate; expel the Tenant from the premises and those claiming through or under Tenant; and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. If Landlord elects to re-enter as provided in this paragraph 22(c)(2), or if Landlord takes possession of the premises pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the premises or any part of the premises, either alone or in conjunction with other portions of the building of which the premises are a part, in Landlord's or Tenant's name but for the account of Tenant, for the term or terms (which may be greater or less than the period which would otherwise have constituted the balance of term of this Lease) and on such terms and conditions (which may include concessions of free rent, and the alteration and repair of the premises) as Landlord, in its uncontrolled discretion, may determine. Landlord may collect and receive the rents for the premises. Landlord will not be responsible or liable for any failure to relet the premises, or any part of the premises, or for any failure to collect any rent due upon reletting. No re-entry or taking possession of the premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of the intention is given to Tenant. No notice from Landlord under this Lease or under a forcible entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless the notice specifically says so. Landlord reserves the right following any re-entry or reletting, or both, to exercise its right to terminate this Lease by giving Tenant written notice, and in that event the Lease will terminate as specified in the notice. If Landlord elects to take possession of the premises according to this paragraph 22(c)(2) without terminating the Lease, Tenant will pay Landlord the rent and other sums which would be payable under this Lease if the repossession had not occurred, less the net proceeds, if any, of any reletting of the premises after deducting all of Landlord's expenses incurred in connection with the reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration, remodeling and repair costs, and expenses of preparation for the reletting. If, in connection with any reletting, the new Lease term extends beyond the existing term, or the premises covered by the reletting include areas that are not part of the premises, a fair apportionment of the rent received from the reletting and the expenses incurred in connection with the reletting will be made in determining the net proceeds received from reletting. In addition, in determining the net proceeds from reletting, any rent concessions will be apportioned over the term of the new Lease. Tenant will pay the amounts to Landlord monthly on the days on which the rent and all other amounts owing under this Lease would have been payable if possession had not retaken, and Landlord will be entitled to receive the rent and other amounts from Tenant on each day.

         (a) The decision of the arbitrators will be final and non-appealable, and may be enforced according to the laws of the State of Florida.

23.   MISCELLANEOUS

         (a) Recordation. Tenant's recordation of this Lease or any memorandum or short form of it will be void and a default under this Lease.

         (b) Holding Over. If Tenant remains in possession of the premises after the end of this Lease, Tenant will occupy the premises as a Tenant from month to month, subject to all conditions, provisions, and obligations of this Lease in effect on the last day of the term.

         (c) Estoppel Certificates. Within no more than Thirty (30) days after written request by Landlord, Tenant will execute, acknowledge, and deliver to Landlord a certificate stating:

               (1) that this Lease is unmodified and in full force and effect, or, if the Lease is modified, the way in which it is modified accompanied by a copy of the modification agreement;

               (2) the date to which rental and other sums payable under this Lease have been paid;

               (3) that no notice has been received by Tenant of any default which has not been cured, or, if the default has not been cured, what Tenant intends to do in order to effect the cure, and when it will do so;

               (4)   that Tenant has accepted and occupied the premises;

               (5) that Tenant has no claim or offset against Landlord, or, if it does, stating the date of the assignment and assignee (if known to Tenant); and

               (6)   other matters as may be reasonably requested by Landlord.

Any certificate may be relied upon by any prospective purchaser of the premises and any prospective mortgagee or beneficiary under any deed of trust or mortgage encumbering the premises. If Landlord submits a completed certificate to Tenant, and if Tenant fails to object to its contents within ten (10) days after its receipt of the completed certificate, the matters stated in the certificate will conclusively be deemed to be correct. Furthermore, Tenant irrevocably appoints Landlord as Tenant's attorney-in-fact to execute and deliver on Tenant's behalf any completed certificate to which

Tenant does not object within ten (10) days after its receipt.

         (d) No Waiver. No waiver of any condition or agreement in this Lease by either Landlord or Tenant will imply or constitute a further waiver by such party of the same or any other condition or agreement. No act or thing done by Landlord or Landlord's agents during the term of this Lease will be deemed an acceptance of a surrender of the premises, and no agreement to accept the surrender will be valid unless in writing signed by Landlord. The delivery of Tenant's keys to any employee or agent of Landlord will not constitute a termination of this Lease unless Landlord has entered into a written agreement to that effect. No payment by Tenant, or receipt from Landlord, of a lesser amount than the rent or other charges stipulated in this Lease will be deemed to be anything other than a payment on account of the earliest stipulated rent. No endorsement or statement on any check or any letter accompanying any check or payment as rent will be deemed an accord and satisfaction. Landlord will accept the check for payment without prejudice to Landlord's right to recover the balance of the rent or to pursue any other remedy available to Landlord. If this Lease is assigned, or if the premises or any part of the premises are sublet or occupied by anyone other than Tenant, Landlord may collect rent from the assignee, Subtenant, or occupant and apply the net amount collected to the rent reserved in this Lease. No collection will be deemed a waiver of the covenant in this Lease against assignment and subletting; the acceptance of the assignee, Subtenant, or occupant as Tenant; or a release of Tenant from the complete performance by Tenant of its covenants in this Lease.

         (e) Authority. If Tenant signs this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant warrants to Landlord that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the premises are located, that Tenant has full right and authority to enter into this Lease, and that each and every person signing on behalf of Tenant is authorized to do so. Upon Landlord's request, Tenant will provide evidence satisfactory to Landlord confirming these representations.

         (f) Notices. Any notice, request, demand, consent, approval, or other communication required or permitted under this Lease will be written and will be deemed to have been given (1) when personally mailed, addressed to:


         Landlord:     Donald I. Goldstein
                       G.S. Funding Group, L.C.
                       7171 North Federal Highway
                       Boca Raton, Florida 33432
         with a copy to:
                       Mark S. Mucci, Esq.
                       Benson, Moyle & Mucci, LLP
                       One Financial Plaza, Suite 1600
                       Ft. Lauderdale, Florida 33394

         Tenant        Partsbase.Com
                       7171 N. Federal Highway
                       Boca Raton, Florida 33432
      with a copy at the same to: Robert Hammond

Either Landlord or Tenant may change its address or addressee for purposes of this paragraph by giving ten (10) days' prior notice according to this paragraph. Any notice from Landlord to Tenant will be deemed to have been given if delivered to the premises, addressed to Tenant, whether or not Tenant has vacated or abandoned the premises.

      (g) Attorneys' Fees. If Landlord and Tenant litigate any provision of this Lease or the subject matter of this Lease, the unsuccessful litigant will pay to the successful litigant all costs and expenses, including reasonable attorneys' fees and court costs, incurred by the successful litigation at trial and on any appeal. If, without fault, either Landlord or Tenant is made a party to any litigation instituted by or against the other, the other will indemnify the faultless one against all loss, liability, and expense, including reasonable attorneys' fees and court costs, incurred by it in connection with the litigation.

      (h) Waiver of Jury Trial. Landlord and Tenant waive trial by jury in any action, proceeding, or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the premises (except claims for personal injury or property damage). If Landlord commences any summary proceeding for nonpayment of rent, Tenant will not interpose (and waives the right to interpose) any counterclaim in any proceeding.

      (i) Binding Effect. This Lease will inure to the benefit of, and will be binding upon, Landlord's successors and assigns. This Lease will inure to the benefit of, and will be binding upon, the Tenant's successors and assigns so long as the succession or assignment is permitted by paragraph 10.

      (j)  Radon Gas Disclosure

      Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the county public health unit.

      (k)  Broker's Representation

      The parties hereto acknowledge the CB Richard Ellis, Inc. was the procuring broker in the transaction respectfully representing the Tenant and Mr. Kevin Kramer represented the Landlord.

      Landlord and Tenant have executed this Lease as of the first date in this Lease.

                                Landlord:

                                G. S. FUNDING GROUP, L.C.
ATTEST
                                By:   /s/ [illegible]
[corporate seal]                Its:  [illegible]
                                Date:  7/1/99


                                Tenant:
ATTEST:
                                PARTSBASE.COM

                                By:   /s/ Robert A. Hammond
[corporate seal]                Its:  President
                                Date: 07/06/99


STATE OF FLORIDA       )
                       )ss.
COUNTY OF PALM BEACH   )


      The foregoing instrument was acknowledged before me on 07.06, 1999, by Robert A. Hammond Pres. of Partsbase.com, a Florida Corporation.

       Witness my hand and official seal.
------------------------------------------
[seal]  PATRICIA A. SANTONI
       MY COMMISSION # CC 811823                 /s/ Patricia A. Santoni
        EXPIRES: February 23, 2003               -------------------------------
   Banded Thru Notary Public Underwriters        NOTARY PUBLIC
------------------------------------------       Patricia A. Santoni


My commission expires: